Exhibit 99.1

CONTACT:
Dominic Paschel
SuccessFactors, Inc.
Global Public & Investor Relations
415-262-4641
dpaschel@successfactors.com

SuccessFactors Announces First Quarter Fiscal 2010 Results

•	Q110 bookings (revenue plus change in total deferred revenue) grows to $48.1 million, an increase of 45% year-over-year

•	Industry leading Q110 cash flow generated from operating activities improves to a record $13.1 million

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Announces definitive agreement to acquire CubeTree, a visionary leader in the rapidly growing social software and collaboration category, as the key to unlocking Business Execution in enterprise, doing real work in social software—used every day, by everyone

•	Signs the world’s largest cloud software contract for 2.1 million seats

•	Raises 2010 revenue guidance

SAN MATEO, Calif. – May 3, 2010 – SuccessFactors, Inc. (NASDAQ: SFSF) today announced results for its first quarter fiscal 2010 which ended March 31, 2010.

“Something truly legendary happened this quarter,” said Lars Dalgaard, founder and CEO for SuccessFactors. “Two quarters ago SuccessFactors signed Siemens as the largest single planned deployment in the Cloud with a record 430,000 deployed seats. In Q1 SuccessFactors expanded a customer from 300,000 deployed seats 2 years ago, to the world’s largest planned use of cloud computing solutions in a single enterprise, with more than 2.1 million people globally. This is not only the biggest deal in enterprise software history, but also something that 30 years of client-server software could never get done.”

“SuccessFactors has both best in industry growth of 45% and absolute cash generation of $13.1 million. Our first acquisition, of Inform, accelerated BizX to the highest late stage sales pipeline in history. Our next acquisition CubeTree, is the only comprehensive Enterprise Purpose Built Social Software application, 100% Cloud, that will be key to unlocking business productivity and getting real work done every day in organizations of any type, anywhere, starting with our 8 million unique seats.”

SuccessFactors’ results for the first quarter fiscal year 2010:

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Q1 FY10 Revenue: For the quarter ended March 31, 2010, revenue was $43.8 million, compared to prior guidance of $43.0 million to $43.5 million, and compared to $35.2 million in the quarter ended March 31, 2009, an increase of approximately 24% year-over-year and an increase of 4% sequentially from Q409.

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Q1 FY10 Operating Margin: For the quarter ended March 31, 2010, non-GAAP operating margin was 2%, compared to negative 9% for the quarter ended March 31, 2009. Non-GAAP operating margin excludes the effect of approximately $5.0 million and approximately $2.4 million in stock-based compensation expense for the quarters ended March 31, 2010 and 2009, respectively.

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Q1 FY10 Total Deferred Revenue: Total deferred revenue as of March 31, 2010 was $185.9 million, up approximately 2% sequentially from $181.6 million at December 31, 2009 and up approximately 26% year-over-year from $147.8 million at March 31, 2009.

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Q1 FY10 Cash Flow Generated from Operations: For the quarter ended March 31, 2010, cash flow generated from operating activities was $13.1 million, up approximately 60% sequentially from $8.2 million for the quarter ended December 31, 2009 and up approximately 5X from $2.7 million at March 31, 2009.

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Q1 FY10 Net Income (Loss) per Common Share: On a GAAP basis, for the quarter ended March 31, 2010, the net loss per common share, basic and diluted, was $(0.06). The non-GAAP net income per common share, basic and diluted, was $0.01, which excludes approximately $5.0 million in stock-based compensation expense, compared to $0.01 in Q409 which excludes approximately $3.0 million of stock-based compensation and a loss of $(0.06) in Q109 which excludes approximately $2.4 million of stock-based compensation. GAAP and non-GAAP net income (loss) per common share calculations for the first quarter of 2010 are based on 72.0 million weighted average shares outstanding.

Additional First Quarter Fiscal 2010 Highlights:

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SuccessFactors launches SuccessFactors Express in the Google Apps Marketplace, making it the first business execution solution to be made available to more than 2 million Google Apps businesses. Customers will soon be able to purchase SuccessFactors Express through the Google Apps Marketplace and instantly access and use it from Google Apps with single sign-on.

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SuccessFactors enters a definitive agreement to acquire Inform Business Impact, a strategic acquisition making SuccessFactors the first company to offer business analytics and workforce planning as part of a comprehensive business execution suite. With the acquisition, SucessFactors is able to deliver unmatched predictive analytics and strategic workforce planning, analytics and reporting, in addition to key performance metrics and peer benchmarking content for over 20 industries.

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SuccessFactors appoints Judy Blegen Vice President of M&A Integration. Blegen brings SuccessFactors more than a decade of experience in mergers and acquisitions, corporate development and business integration operations. Judy Blegen joins SuccessFactors after her 12-year tenure as operations director and chief of staff for the SVP of corporate development and consumer at Cisco providing operational leadership including planning and business operations reviews.

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SuccessFactors is named “the future of business software” in an InformationWeek article by Bob Evans, TechWeb’s Senior Editor and Director of InformationWeek’s Global CIO. He writes that SuccessFactors is “turning the business upside-down” with its rapid growth, 100-percent cloud-based model, strong focus on customers and establishment of the business execution software category.

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SuccessFactors announces that Sekisui Fuller Limited, the largest industrial adhesive business in Japan, selected SuccessFactors’ Business Execution Software. This is the first deal made as part of SuccessFactors’ reselling and consulting partnership with PriceWaterhouseCoopers Japan, announced in late 2009.

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SuccessFactors is named a market leader for the second consecutive year by IDC’s 2010 Integrated Talent Management MarketScape. IDC positioned SuccessFactors in the “Leader” category based on its capabilities, strategy, market share and growth. SuccessFactors’ Business Execution (BizX) Suite rated higher in both overall strategy and overall capabilities than in last year’s assessment.

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SuccessFactors announces a partnership with Boomi, the Integration Cloud Company to enable integration of SuccessFactors’ Business Execution Software Suite with hundreds of SaaS and on-premise applications connected to Boomi’s AtomSphere platform. The partnership will help SuccessFactors’ customers maximize business results by providing a comprehensive view of the enterprise and enabling powerful collaboration and data integration capabilities that extend the reach of the Business Execution platform.

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SuccessFactors announces that PayScale, the world’s largest database of compensation profiles, joined SuccessFactors’ SuccessCloud Technology Partner Program. The partnership will help joint customers improve business execution by giving SuccessFactors customers access to PayScale’s market-leading compensation data and tools via the SuccessCloud.

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SuccessFactors Vice President of Cloud Computing, Tom Fisher, keynotes the Cloud Computing China Congress in Beijing, China, presenting “The Potential and Future of Cloud Computing: Selecting and Implementing an Enterprise Cloud Solution.”

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SuccessFactors announces its annual global customer user conference, SuccessConnect 2010. The events will take place in New York City, NY May 10-11 and in San Francisco, CA May 17-18. SuccessConnect 2010 will feature new session categories focused on Business Alignment, People Performance, Planning & Analytics and Small Business, in addition to breakout presentations and best practices sessions from customers Aldridge Electric, Health Net, Sport & Spine Athletics and Stanford University Medical Center, among others.

CubeTree Acquisition:

Today, SuccessFactors announces an agreement to acquire CubeTree, a visionary leader in the rapidly growing social software and collaboration category. The addition of this innovative technology and team accelerates SuccessFactors enterprise social software platform as part of SuccessFactors’ comprehensive business execution suite – bridging the gap between strategy and results. Under the terms of the acquisition agreement, SuccessFactors is acquiring the company for $20 million in SuccessFactors stock at closing plus a contingent cash payment three years from closing to bring the value of the total consideration to $50 million. There is no contingent cash payment if the value of the stock issued exceeds $50 million at any point during the three year period and to the extent the holders have disposed or hedged their holdings. The contingent consideration will also be recorded at fair value and marked-to-market each quarter through the statement of operations.

The acquisition is subject to customary closing conditions.

Guidance:

SuccessFactors is raising guidance for full fiscal year 2010 and initiating guidance for its second quarter fiscal 2010, as of May 3rd, 2010.

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Q2 FY10: Revenue for the company’s second fiscal quarter is projected to be in the range of approximately $45.0 million to $45.5 million. Non-GAAP net income per common share, basic and diluted, is expected to be approximately breakeven, excluding the impact of acquisitions and related costs. Non-GAAP net income per common share estimates exclude the effects of estimated stock-based compensation expense and assume an average weighted share count outstanding of approximately 72.6 million shares.

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Full Year 2010: Revenue for the company’s full fiscal 2010 is now expected to be in the approximate range of $180 million to $182 million, raised from the approximate range of $178 million to $180 million. The company continues to expect the non-GAAP net income per common share for fiscal 2010 to be approximately breakeven, excluding the impact of acquisitions and related costs. Non-GAAP net loss per common share estimates exclude the effects of estimated stock-based compensation expense and assume an average weighted share count of approximately 72.8 million shares.

This guidance excludes the impact of acquisitions and related costs of both Inform and CubeTree. The revenue, margin, and EPS impact of this on a GAAP and non-GAAP basis will be discussed on our next earnings call following the closing of these acquisitions and the performance of the fair value accounting work.

Q110 Financial Results Conference Call:

SuccessFactors will host a conference call today at 2:00 p.m. (PDT) / 5:00 p.m. (EDT) to discuss the first quarter fiscal 2010 financial results with the investment community. A live web broadcast of the event will be available on SuccessFactors’ Investor Relations website at http://www.successfactors.com/investor. A live domestic dial-in is available at (877) 398-2615 or (702) 495-1086 internationally. A domestic replay will be available at (800) 642-1687 or (706) 645-9291 internationally, passcode 67704870, and available via webcast replay until May 14th, 2010.

Use of Non-GAAP Financial Information:

SuccessFactors provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand SuccessFactors’ past financial performance and future results, SuccessFactors has supplemented its financial results that it provides in accordance with GAAP, with non-GAAP financial measures. The method SuccessFactors uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. The non-GAAP measures used by SuccessFactors in this press release exclude the impact of stock-based compensation expense. SuccessFactors’ reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. SuccessFactors’ management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate SuccessFactors’ business and make operating decisions. These non-GAAP financial measures are among the factors SuccessFactors’ management uses in planning for and forecasting future periods. Reconciliation to the nearest GAAP financial measures of the non-GAAP financial measures is included in this press release.

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About SuccessFactors, Inc.

SuccessFactors is the global leader in Business Execution Software. The SuccessFactors Business Execution Suite improves business alignment and people performance to drive breakthrough results for companies of all sizes, anywhere in the world. More than 8 million users and 3,000 companies leverage SuccessFactors every day. To learn more, visit: www.successfactors.com.

Execution Is The Difference(TM)

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are SuccessFactors’ current expectations and beliefs.

These forward-looking statements include statements about expected revenue, non-GAAP net income, cash flow from operations, timing of the closing of the proposed acquisitions, impact of the proposed acquisitions and market size. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to retain customers and to experience high customer renewal rates; whether customers renew their agreements for additional modules or users; pricing pressures; the uncertain impact of the overall global economic slowdown, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the business execution market is at an early stage of development, and may not develop as rapidly as we anticipate; risks related to the integration of the proposed acquisitions, including retaining customers and employees and managing geographically-dispersed operations; competitive factors; outages or security breaches; our ability to develop, and market acceptance of, new services; our ability to continue to sell our services outside the HR area; our ability to manage our growth; our ability to successfully expand our sales force and its effectiveness; whether our resellers and other partners will be successful in marketing our products; our ability to continue to manage expenses; the impact of unforeseen expenses; and general economic conditions worldwide. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Further information on these and other factors that could affect our financial results is included in the section entitled “Risk Factors” in our Annual Report on Form 10-K and in our most recent report on Form 10-Q and in other filings we make with the Securities and Exchange Commission from time to time.

These documents are or will be available in the SEC Filings section of the Investor Relations section of our website at www.successfactors.com/investor. Information on our website is not part of this release.

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SuccessFactors, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of March 31, 2010	As of December 31, 2009
	(unaudited)	(1)
Assets:
Current assets:
Cash and cash equivalents	$102,604	$76,618
Marketable securities	234,774	246,629
Accounts receivable, net of allowance for doubtful accounts	42,462	57,611
Deferred commissions	6,327	5,950
Prepaid expenses and other current assets	7,187	5,679

Total current assets	393,354	392,487
Restricted cash	928	931
Property and equipment, net	5,488	5,787
Deferred commissions, net of current portion	8,665	9,233
Other assets	655	259

Total assets	$409,090	$408,697

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$459	$794
Accrued expenses and other current liabilities	7,523	7,220
Accrued employee compensation	8,522	14,546
Deferred revenue	163,091	160,356
Current portion of capital lease obligations	10	—

Total current liabilities	179,605	182,916
Deferred revenue, net of current portion	22,819	21,268
Long-term taxes payable	1,608	1,643
Other long-term liabilities	273	367

Total liabilities	204,305	206,194

Stockholders’ equity:
Common stock	72	72
Additional paid-in capital	428,387	421,419
Accumulated other comprehensive loss	(123)	(89)
Accumulated deficit	(223,551)	(218,899)

Total stockholders’ equity	204,785	202,503

Total liabilities and stockholders’ equity	$409,090	$408,697

(1)	The condensed consolidated balance sheet as of December 31, 2009 has been derived from the audited financial statements as of that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

SuccessFactors, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenue	$43,776	$35,220
Cost of revenue (1)	10,588	8,489

Gross profit	33,188	26,731

Operating expenses: (1)
Sales and marketing	22,226	19,556
Research and development	7,725	5,551
General and administrative	7,495	7,244

Total operating expenses	37,446	32,351

Loss from operations	(4,258)	(5,620)

Interest income (expense) and other, net	(266)	132

Loss before provision for income taxes	(4,524)	(5,488)
Provision for income taxes	(128)	(194)

Net loss	$(4,652)	$(5,682)

Net loss per common share, basic and diluted	$(0.06)	$(0.10)

Shares used in computing net loss per common share, basic and diluted	72,008	56,315

(1)	Amounts include stock-based compensation expenses as follows:

	Three Months Ended March 31,
	2010	2009
Cost of revenue	$603	$331
Sales and marketing	1,955	1,124
Research and development	875	285
General and administrative	1,593	674

SuccessFactors, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended March 31,
	2010	2009
Cash flow from operating activities:
Net loss	$(4,652)	$(5,682)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,273	1,067
Gain on retirement/impairment of fixed asset	—	(64)
Amortization of deferred commissions	2,083	1,776
Stock-based compensation expense	5,026	2,414
Changes in assets and liabilities:
Accounts receivable	15,149	9,019
Deferred commissions	(1,892)	(901)
Prepaid expenses and other current assets	(1,508)	(111)
Other assets	(396)	(181)
Accounts payable	(335)	952
Accrued expenses and other current liabilities	244	(1,837)
Accrued employee compensation	(6,024)	(1,741)
Long-term taxes payable	(35)	140
Other liabilities	(87)	(161)
Deferred revenue	4,285	(2,003)

Net cash provided by operating activities	13,131	2,687

Cash flow from investing activities:
Restricted cash	3	29
Capital expenditures	(632)	(73)
Proceeds from sale of assets	1	88
Purchases of available-for-sale securities	(34,459)	(55,674)
Proceeds from maturities of available-for-sale securities	26,100	26,849
Proceeds from sales of available-for-sale securities	20,000	546

Net cash provided by (used in) investing activities	11,013	(28,235)

Cash flow from financing activities:
Proceeds from exercise of stock options, net	1,936	539
Principal payments on capital lease obligations	10	(9)

Net cash provided by financing activities	1,946	530

Effect of exchange rate changes on cash and cash equivalents	(104)	(68)

Net increase (decrease) in cash and cash equivalents	25,986	(25,086)
Cash and cash equivalents at beginning of period	76,618	69,859

Cash and cash equivalents at end of period	$102,604	$44,773

SuccessFactors, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Bookings reconciliation:
Revenue	$43,776	$35,220

Ending total deferred revenue	185,910	147,794
Less: Beginning total deferred revenue	181,624	149,798

Change in total deferred revenue	4,286	(2,004)

Bookings (revenue plus change in total deferred revenue)	$48,062	$33,216

Free cash flow reconciliation:
Net cash provided by operating activities	$13,131	$2,687
Less: Capital expenditures	(632)	(73)

Non-GAAP free cash flow	$12,499	$2,614

Net loss and net loss per share reconciliations:
GAAP net loss	$(4,652)	$(5,682)
(a) Stock-based compensation	3,418	2,414
(a1) Stock-based compensation for stock issued in lieu of cash bonuses	1,608	—

Non-GAAP net income (loss) excluding stock-based compensation expense	$374	$(3,268)

GAAP net loss per common share - basic and diluted	$(0.06)	$(0.10)

Non-GAAP net income (loss) per common share (excluding stock-based compensation expense) - basic and diluted	$0.01	$(0.06)

GAAP shares used in computing net loss per common share, basic and diluted	72,008	56,315

Total spend reconciliation:
GAAP total cost of revenue and operating expenses	$48,034	$40,840
(a) Stock-based compensation	3,418	2,414
(a1) Stock-based compensation for stock issued in lieu of cash bonuses	1,608	—

Non-GAAP total cost of revenue and operating expenses (total spend)	$43,008	$38,426

Gross profit and gross margin reconciliations:
GAAP gross profit	$33,188	$26,731
(b) Stock-based compensation in cost of revenue	451	331
(b1) Stock-based compensation in cost of revenue for stock issued in lieu of cash bonuses	152	—

Non-GAAP gross profit	$33,791	$27,062

GAAP gross margin percentage	76%	76%

Non-GAAP gross margin percentage	77%	77%

Cost of revenue reconciliation:
GAAP cost of revenue	$10,588	$8,489
(b) Stock-based compensation in cost of revenue	451	331
(b1) Stock-based compensation in cost of revenue for stock issued in lieu of cash bonuses	152	—

Non-GAAP cost of revenue	$9,985	$8,158

Total operating expenses reconciliation:
GAAP operating expenses	$37,446	$32,351
(c) Stock-based compensation in operating expenses	2,967	2,083
(c1) Stock-based compensation in operating expenses for stock issued in lieu of cash bonuses	1,456	—

Non-GAAP operating expenses	$33,023	$30,268

Total sales and marketing reconciliation:
GAAP sales and marketing	$22,226	$19,556
(d) Stock-based compensation in sales and marketing	1,355	1,124
(d1) Stock-based compensation in sales and marketing for stock issued in lieu of cash bonuses	600	—

Non-GAAP sales and marketing	$20,271	$18,432

Total research and development reconciliation:
GAAP research and development	$7,725	$5,551
(e) Stock-based compensation in research and development	779	285
(e1) Stock-based compensation in research and development for stock issued in lieu of cash bonuses	96	—

Non-GAAP research and development	$6,850	$5,266

Total general and administrative reconciliation:
GAAP general and administrative expenses	$7,495	$7,244
(f) Stock-based compensation in general and administrative	833	674
(f1) Stock-based compensation in general and administrative for stock issued in lieu of cash bonuses	760	—

Non-GAAP general and administrative	$5,902	$6,570

Operating margin reconciliation:
GAAP loss from operations	$(4,258)	$(5,620)
(b) Stock-based compensation in cost of revenue	451	331
(d) Stock-based compensation in sales and marketing	1,355	1,124
(e) Stock-based compensation in research and development	779	285
(f) Stock-based compensation in general and administrative	833	674
(b1) Stock-based compensation in cost of revenue for stock issued in lieu of cash bonuses	152	—
(d1) Stock-based compensation in sales and marketing for stock issued in lieu of cash bonuses	600	—
(e1) Stock-based compensation in research and development for stock issued in lieu of cash bonuses	96	—
(f1) Stock-based compensation in general and administrative for stock issued in lieu of cash bonuses	760	—

Non-GAAP income (loss) from operations less stock-based compensation	$768	$(3,206)

Revenue	$43,776	$35,220

Non-GAAP operating margin percentage	2%	(9)%